LEASE ASSUMPTION AGREEMENT

THIS AGREEMENT is hereby made and entered into effective as of December 25, 2013 by and among CGM Resources Limited and Capital Gold Mining Resources SAS (Domiciled in Bogota, Columbia and a wholly owned subsidiary of CGM Resources Limited) (The Assignor), and FIGO Ventures, Inc (Formerly AAA Energy, Inc.), 3273 E Warm Springs Rd., Las Vegas, Nevada, 89120. (The Assignee)

WITNESSETH:

WHEREAS, The Assignor and The Assignee entered into a Lease Assumption Agreement dated December 25, 2013, wherein The Assignor assigned to The Assignee the concessions for the mining operations at San Rafael mine (See Attached Contract), located in Jurisd iction of Municipalities of San Carlos and San Rafael, Antiocha, subject to terms and provisions more particularly contained therein; and

WHEREAS, The Assignee has requested that The Assignor consent to the assignment of The Assignor's interest in the Lease to Assignee, and The Assignor has agreed to consent to such assignment, provided that The Assignor is not released from liability upon the Lease and The Assignor and Assignee shall remain jointly and severally liable thereupon.

NOW, THEREFORE, for and in consideration of the mine, the assumption of the Lease herein described by Assignee, the consent of The Assignor to the assignment of the Lease by The Assignor to Assignee in exchange for 50 Million shares of the Common Stock of FIGO Ventures, Inc. and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Assignment and Assumption of Rights and Obligations by The Assignor

The Assignor hereby assigns all of The Assignor's right, title and interest in and to the Lease to Assignee and warrants to Assignee that The Assignor is not currently in default under the Lease. The Assignee consents to the assignment of The Assignor's interest in the Lease by The Assignor to Assignee, waives its right to declare a default in the Lease by virtue of such assignment, but only for purposes of such specific assignment, and acknowledges that The Assignor is not in default under the Lease.

2 Obligation of Assignee

Assignee hereby assumes and agrees to perform and pay all the obligations and payments of The Assignee now and hereafter owing to The Assignor pursuant to the Lease. Assignee shall perform all the obligations of The Assignor required in the Lease. The Assignor shall not be released by virtue of such assumption or assignment of the Lease to Assignee, and The Assignee shall continue to be unconditionally and jointly and severally liable upon the obligations and payments assumed
here-under, pursuant and subject to all the tenns and provisions of the Lease. All of the covenants, agreements and provisions referring to The Assignor in the Lease shall also be applicable to Assignee.

3. Liability

Both The Assignor and Assignee shall remain jointly, severally and unconditionally liable upon the Lease not withstanding any action, or omission to act, which may hereafter be taken or suffered on the part of The Assignor, and not withstanding any future modifications, extensions and renewals of the Lease.

4. Entire Agreement

This instrument and the Prior Lease Agreement constitutes the entire agreement of the parties with respect to the subject matter herein contained and may not be amended or modified except by an agreement in writing executed by all of the parties hereto. This instrument is severable such that the invalidity or unenforceability of any provision herein contained shall not impair the validity or enforceability of the remaining provisions.

5. Applicable Law

This instrument shall be governed by, and construed in accordance with, the laws of the State of Nevada.

IN WITNESS WHEREOF, this instrument has been executed by all parties with the intent of being legally bound.

ASSIGNOR:

Robert K Young

CGM Resources Limited   Date: December 25, 2013

Cals Sils

Capital Gold Mining Resources SAS   Date: December 25, 2013

ASSIGNEE:

FIGO Ventures, Inc (Formerly AAA Energy, Inc.)   Date: December 25, 2013

DIRECTOR OFTITLE MINING Secretary of the Department of Antioquia, inexercise of his powers conferred by Decree No. 2575 of October 14, 2008, and Resolutions Nos. 18-0993 of 23 November 2004, 18-1847 of 22 December 2006, 18-0916 of June 21, 2007, 18-0993 of June 21, 2008 and 18-2365 of 18 December 2008, 18-2433 of 14 December 2010 and ,

WHEREAS:

Capital Gold Mining Resources SAS, Domiciled in Bogota, D.C. Corporate #021 17983 ,owns the mining concession contract No. 7092, registered in the National Mining Feb 07, 2007, with the code HHCE-08, which aims at the economic exploitation of gold, silver and Concentrates, located in Jurisdiction of Municipalities of San Carlos and San Rafael of this Department.

The present holder of the Wor1<s and Works Program (PTO) on 03 January 2001,which was annexed to the contract as part of the obligations. Being evaluated and graded-same by technical Study No. 000015 of 27 January 2011,the Authors of the study address it as technically acceptable and in turn defined the minerals to exploit and the respective annual volume of extraction. Also estimated the in the policy are mining environmental stages in accordance with the provisions of Article 280 of Act 685 of 2001.

ALINDERACION COORDINATES IN PLANS GAUSS

PUNTA	NORTH POINT COORDINATES(X)	EAST COORDINATES (Y)
PA	1.183,725.00	895,800.00
1	1895.800,00	183.725,00
2	1896.800,00	182.700,00
3	1 898.600,00	183225,00
4	1.897.600,00	184.225,00

Area:233.50 hectares.

- MINERAL CONCESSIONOR DELA MINERALS: GOLD, SILVER AND CONCENTRATES
- LENGTH OF HOLDING PERIOD: 26 years
- MNNG ENVIRONMENTAL POLICY: 28,824393 Pesos
- IGAC IRON: 148 - I- D.

Established above, and taking into account the amount of the Mining Environmental Policy for the exploitation phase will be the amount of TWENTY EIGHT MILLION EIGHT HUNDRED AND TWENTY FOUR THOUSAND THREE HUNDRED AND NNTY THREE PESOS.

ARTICLE THREE: To warn the operator to couple power to initiate formal Period of exploitation and issue the respective act to authorize, should provide the environmentalauthorization in accordance with the prescription by the Code of Mines, Act 99 of 1993, Decree 1220 of 2005 and Decree 500, 2006.

ARTICLE FOUR: Refer copy of this act to the Environmental Authority Administrative correspondent once-same is enforceable

ARTICLE FIVE: Once you sign this ruling, send copy to Weber County, Bogota DC, for the corresponding registration in the National Mining Register as provided by Article 22, paragraph d) of Article 332 of Act 685 of 2001.

Against this Order an appeal for rehearing, which may be brought within five (5) days following its notification?

NOTIFY AND ENFORCED

MONICA MARIA VELEZ GOMES

Titration Director of Mining
Mauricio Gomez Florez Proyecio
22/02/2011

PERSONAL NOTIFICATION

Today March 15, 2011, present inthe Mining Titling Directorate of the Ministry of Mines, Capital Gold Mining Resources SAS, Domiciled in Bogota, D. C. personally notified of this resolution
The Notified: Document # 8256628

GOMEZ MARLENY ALZATE
Administrative Assistant (E) - Secretary of Mines

DEPARTAMENTO DE ANTIOQUIA

GOBERNACION

RESOLUCION NUMERO JICG 3:; 1

J tp IC,

"POR MEDIO DE LA CUAL SE APRUEBA UN PROGRAMA DE TRABAJOS Y OBRAS Y SE REALIZAN OTRAS ACTUACIONES"

LA DIRECTORA DE TITULACION MINERA de la Secretaria de Minas del Departamento de Antioquia, en uso de sus atribuciones conferidas por el Decreto No 2575 del 14 de octubre de 2008 y las Resoluciones Nos 18-1532 del 23 de noviembre de 2004. 18-1847 del 7 de diciembre de 2006, 18--0916 del 21 de junio de 2007. 18-0993 del 23 de junio de 2008 y 18-2365 del 18 de diciembre de 2008 18-2433 del 14 de Diciembre de 2010 y

CONSIDERANDO QUE:

CAPITAL GOLD MINGS RESOURCES SAS, DOMICILIO BOGATA O.C., identificado con Cédula de ciudadanía No. 8.256.628, es titular del Contrato de Concesion Minera radicado con el No. 7092, inscrito en el Registro Minero Nacional el 07 de Febrero de 2007, con el codigo HHCE 08 el cual tiene por objeto la exploracion tecnica y explotacion economica de una mina de ORO, PLATA Y SUS CONCENTRADOS, ubicada en Jurisdiccion de los Municipios de SAN CARLOS Y SAN RAFAEL de este Departamento.

El titular presentó el Programa de Trabajos y Obras (PTO) el 03 de Enero de 2011, el cual se anexara al contrato como parte de las obligaciones

Siendo evaluado y calificado el mismo mediante Estudio Tecnico N-0. 000015 del 27 de Enero de 2011 los ingenieros de esta Direccion lo consideran como TECNICAMENTE ACEPTABLE y a su vez se definieron los minerales a explotar con su respectivo volumen anual de extraccion. Igualmente se calcula el monto de la póliza minero ambiental para las respectivas etapas de conformidad con lo establecido por el articulo 280 de la Ley 685 de 2001

ALINDERACIÓN EN COORDENADAS PLANAS DE GAUSS

Punto	COORDENADA NORTE (Y)	COORDENADA ESTE (X)
PA	1 183725.00	895.800.00
1	1 183 725.00	895.800,00
3	1.183225.00	898.600.00
2	1 182 ioo.oo	89[illegible]aoo.oo
4	[illegible] 22 00	897.600,0o

Area 233,50 hectareas

- MINERAL O MINERALES DE LA CONCESION: ORO, PLATA Y SUS CONCENTRADOS
- DURACIÓN DEL PERIODO DE EXPLOTACION 26 Años
- POLIZA MINERO AMBIENTAL $28'824.393
- PLANCHA IGAC: 148 4 D.

Establecido lo anterior, y teniendo en cuenta que el monto de la Póliza Minero Ambiental para la etapa de explotación sera por valor de VEINTIOCHO MILLONES OCHOCIENTOS VEINTICUATRO MIL TRESCIENTOS NOVENTA Y TRES PESOS M/L ($28'824.393,00), se procedera a requerir al concesionario a

0050... 2 3 FEB 2011

ARTICULO TERCERO:Advertir ai titular que para poder dar inicio formal al penodo de eicplotac;oi y emmr el 'ti:b respechvo que lo autonce debera ao.. ar la auionzac1on ambtental acorde con lo consagra00 por e1 Cocigo de Mna:..Ley 99 de 93. Decret. 12w de 2005 y Decreto 500 de 2006.

ARTICULO CUARTO: Remitase copia de este acto Administrativo a la Autondad Amb1eal coirespondiente una vez mismo se encuentre e1ecutorac

ARTICULO QUINTO:Una vez en firme la preser1le provida11c1a, enviese co;11a a INGEOMINAS, Bogota D.C. para so correspondiente mscripc16n en el Registro Minero Nacional de confon!'dad con lo establecido por el articulo 22 y el literal d) delarticulo 332 de la Ley 685 de 2001

Contra la presecte providencia procede el recurse de reposiciCn. el cual se podra interponer dentro de bs cinco (5) dias s1guentes a su notifie<!Cron

NOTIFIQUESE Y CUMPLASE

MONICA MARIA VELEZ GOMEZ
Directora OO Titulaci-On Minera